Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2024

CALABASAS HILLS, Calif. – JULY 31, 2024 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2024, which ended on July 2, 2024.

Total revenues were $904.0 million in the second quarter of fiscal 2024 compared to $866.2 million in the second quarter of fiscal 2023. Net income and diluted net income per share were $52.4 million and $1.08, respectively, in the second quarter of fiscal 2024.

The Company recorded a pre-tax net expense of $1.0 million related to Fox Restaurant Concepts (“FRC”) acquisition-related expenses and impairment of assets and lease termination income. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the second quarter of fiscal 2024 were $53.2 million and $1.09, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.4% year-over-year in the second quarter of fiscal 2024.

“Building on our first quarter momentum, we delivered solid top- and bottom-line results in the second quarter contributing to a strong performance in the first half of the year,” said David Overton, Chairman and Chief Executive Officer. “Our second quarter revenue finished towards the higher end of our expectations, and we generated robust earnings growth with profit margins exceeding the high end of our expectations. Our second quarter results were led by the strength of The Cheesecake Factory restaurants. The resilient consumer demand for the distinct, high-quality dining experiences we provide our guests and brand affinity for our namesake concept has been pivotal in supporting our continued outperformance of the broader casual dining industry. Our operators drove solid operational execution within our restaurants to deliver year-over-year improvements in labor productivity and hourly staff and manager retention.”

“We opened five new restaurants across various concepts and markets during the second quarter. The strong demand and sales performance at our new restaurant openings underscores the broad appeal of our experiential concepts. With 11 restaurants opened as of today, we are well-positioned to meet our development objective to open as many as 22 new restaurants in 2024. Most importantly, following three consecutive quarters of stable topline revenue, strong operational execution and significant profitability growth, we generated the consistent results that The Cheesecake Factory has long been known for.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the second quarter of fiscal 2024, the Company opened five new restaurants, including one Cheesecake Factory, one North Italia restaurant, two Flower Child locations and one Culinary Dropout. In addition, one Cheesecake Factory restaurant opened internationally under a licensing agreement in China. Subsequent to quarter-end, the Company opened one Blanco location.

The Company continues to expect to open as many as 22 new restaurants in fiscal 2024, including as many as three The Cheesecake Factory restaurants, six to seven North Italia restaurants, six to seven Flower Child locations, and seven to eight other Fox Restaurant Concept locations.

Liquidity and Capital Allocation

As of July 2, 2024, the Company had total available liquidity of $277.2 million, including a cash balance of $40.7 million and availability on its revolving credit facility of $236.5 million. Total principal amount of debt outstanding was $475.0 million, including $345.0 million in principal amount of 0.375% convertible senior notes due 2026 and $130.0 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 111,400 shares of its stock at a cost of $3.9 million in the second quarter of fiscal 2024. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on August 27, 2024 to shareholders of record at the close of business on August 14, 2024.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2024 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 30, 2024.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 340 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 34 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2024, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eleventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding consumer demand and restaurant development. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including increased interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended July 2, 2024		13 Weeks Ended July 4, 2023		26 Weeks Ended July 2, 2024		26 Weeks Ended July 4, 2023
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$904,042	100.0%	$866,170	100.0%	$1,795,265	100.0%	$1,732,284	100.0%
Costs and expenses:
Food and beverage costs	201,694	22.3%	201,094	23.2%	404,947	22.6%	407,318	23.5%
Labor expenses	317,282	35.1%	306,149	35.3%	638,212	35.5%	617,677	35.7%
Other operating costs and expenses	239,097	26.4%	226,996	26.2%	472,638	26.3%	457,925	26.4%
General and administrative expenses	54,384	6.0%	54,488	6.4%	114,750	6.4%	108,557	6.3%
Depreciation and amortization expenses	24,960	2.8%	23,332	2.7%	49,716	2.8%	46,287	2.7%
Impairment of assets and lease termination (income)/expenses	(188)	0.0%	(653)	-0.1%	1,895	0.1%	1,589	0.1%
Acquisition-related contingent consideration, compensation and amortization expenses	1,146	0.1%	1,287	0.1%	2,267	0.1%	2,476	0.1%
Preopening costs	6,975	0.8%	6,006	0.7%	12,855	0.7%	9,058	0.5%
Total costs and expenses	845,350	93.5%	818,699	94.5%	1,697,280	94.5%	1,650,887	95.3%
Income from operations	58,692	6.5%	47,471	5.5%	97,985	5.5%	81,397	4.7%
Interest and other expense, net	(2,348)	(0.3)%	(2,162)	(0.3)%	(4,109)	(0.3)%	(4,042)	(0.2)%
Income before income taxes	56,344	6.2%	45,309	5.2%	93,876	5.2%	77,355	4.5%
Income tax provision	3,900	0.4%	2,634	0.3%	8,241	0.4%	6,630	0.4%
Net income	$52,444	5.8%	$42,675	4.9%	$85,635	4.8%	$70,725	4.1%

Basic net income per share	$1.10		$0.88		$1.79		$1.46
Basic weighted average shares outstanding	47,702		48,492		47,726		48,593

Diluted net income per share	$1.08		$0.87		$1.76		$1.43
Diluted weighted average shares outstanding	48,775		49,085		48,685		49,296

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Selected Segment Information	July 2, 2024	July 4, 2023	July 2, 2024	July 4, 2023
Revenues:
The Cheesecake Factory restaurants	$676,697	$652,481	$1,344,491	$1,308,481
North Italia	75,514	65,934	146,388	129,237
Other FRC	73,637	65,728	147,866	134,368
Other	78,194	82,027	156,520	160,198
Total	$904,042	$866,170	$1,795,265	$1,732,284

Income/(loss) from operations:
The Cheesecake Factory restaurants	$101,035	$85,677	$187,106	$164,073
North Italia	5,507	6,627	8,677	11,233
Other FRC	3,590	6,079	9,882	14,790
Other	(51,440)	(50,912)	(107,680)	(108,699)
Total	$58,692	$47,471	$97,985	$81,397

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,257	$16,235	$33,100	$32,244
North Italia	2,322	1,668	4,293	3,135
Other FRC	2,790	1,809	5,215	3,736
Other	3,591	3,620	7,108	7,172
Total	$24,960	$23,332	$49,716	$46,287

Impairment of assets and lease termination (income)/expenses:
The Cheesecake Factory restaurants	$267	$38	$2,126	131
North Italia	-	-	-	-
Other FRC	-	-	-	55
Other	(455)	(691)	(231)	1,403
Total	$(188)	$(653)	$1,895	$1,589

Preopening costs:
The Cheesecake Factory restaurants	$2,374	$3,091	$4,132	$4,539
North Italia	1,412	618	3,414	1,064
Other FRC	2,186	1,999	3,910	2,720
Other	1,003	298	1,399	735
Total	$6,975	$6,006	$12,855	$9,058

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory restaurants operating information:	July 2, 2024	July 4, 2023	July 2, 2024	July 4, 2023
Comparable restaurant sales vs. prior year	1.4%	1.5%	0.4%	3.6%
Restaurants opened during period	1	1	1	1
Restaurants open at period-end	217	211	217	211
Restaurant operating weeks	2,808	2,734	5,615	5,471

North Italia operating information:
Comparable restaurant sales vs. prior year	2%	8%	3%	8%
Restaurants opened during period	1	-	3	-
Restaurants open at period-end	39	33	39	33
Restaurant operating weeks	499	429	979	858

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	2	3	3
Restaurants open at period-end	43	37	43	37
Restaurant operating weeks	549	462	1,079	913

Other operating information:(2)
Restaurants opened during period	2	-	3	1
Restaurants open at period-end	41	40	41	40
Restaurant operating weeks	520	520	1,036	1,035

Number of company-owned restaurants:
The Cheesecake Factory	217
North Italia	39
Other FRC	43
Other	41
Total	340

Number of international-licensed restaurants:
The Cheesecake Factory	34

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	July 2, 2024	January 2, 2024
Cash and cash equivalents	$40,654	$56,290
Long-term debt, net of issuance costs (1)	471,054	470,047

(1) Includes $341.1 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $3.9 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 2, 2024	July 4, 2023	July 2, 2024	July 4, 2023
Net income (GAAP)	$52,444	$42,675	$85,635	$70,725
Impairment of assets and lease termination (income)/expenses(1)	(188)	(653)	1,895	1,589
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,146	1,287	2,267	2,476
Tax effect of adjustments(3)	(249)	(165)	(1,082)	(1,057)
Adjusted net income (non-GAAP)	$53,153	$43,144	$88,715	$73,733

Diluted net income per share (GAAP)	$1.08	$0.87	$1.76	$1.43
Impairment of assets and lease termination (income)/expenses	(0.00)	(0.01)	0.04	0.03
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	0.03	0.05	0.05
Tax effect of adjustments	(0.01)	(0.00)	(0.02)	(0.02)
Adjusted net income per share (non-GAAP)(4)	$1.09	$0.88	$1.82	$1.50

(1) A detailed breakdown of impairment of assets and lease termination (income)/expenses recorded in the thirteen and twenty-six weeks ended July 2, 2024 and July 4, 2023 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2024 and 2023 periods.

(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000